FIRST AMENDMENT TO SHAREHOLDER AGREEMENT

         This First Amendment (the "Amendment") to the Shareholder Agreement (the "Agreement"), dated as of June 15, 1999 by and among TriNet Corporate Realty Trust, Inc. and each of the Shareholders of Starwood Financial Trust listed on the signature page of this Amendment is made as of this 12th day of July, 1999. Pursuant to the authority granted under Section 4.3 of the Agreement, the parties hereto wish to amend the Agreement in the manner set forth herein. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

1. Amendment. Section 3.1(a) of the Agreement is hereby deleted and replaced in its entirety with the revised Section 3.1(a) attached to this Amendment as Annex A.

3. No Other Amendments. Except as expressly otherwise amended herein, the Agreement is in all respects ratified and confirmed and shall remain in full force and effect in accordance with its terms.

4. Governing Law. This Amendment will be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, except to the extent that this Amendment is required to be governed by the laws of the State of Maryland.

5. Counterparts. This Amendment may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                      TRINET CORPORATE REALTY TRUST, INC.

                                      By: /s/ Elisa F. DiTommaso
                                          ----------------------
                                          Elisa F. DiTommaso
                                          Senior Vice President, Finance and
                                          Chief Financial Officer

                                      STARWOOD MEZZANINE INVESTORS, L.P.

                                      By: Starwood Capital Group I, L.P.,
                                                   General Partner

                                      By: BSS Capital Partners, L.P.,
                                                   General Partner

                                      By: Sternlicht Holdings II, Inc.
                                                   General Partner

                                      By: /s/ Jerome C. Silvey
                                          --------------------
                                          Jerome C. Silvey
                                          Vice President

                                      SOFI-IV SMT HOLDINGS, L.L.C.

                                      By: Starwood Opportunity Fund IV, L.P.
                                                   Managing Member

                                      By: SOFI IV Management , L.L.C.,
                                                   General Partner

                                      By: Starwood Capital Group I, L.L.C.,
                                                   Managing Member

                                      By: /s/ Jerome C. Silvey
                                          --------------------
                                          Jerome C. Silvey
                                          Senior Vice President

                                      B HOLDINGS, L.L.C.

                                      By: /s/ Madison Grose
                                          -----------------
                                          Madison Grose
                                          Senior Managing Director

                                     ANNEX A

                                   ARTICLE III

                                CERTAIN COVENANTS

         Section 3.1 Certain Covenants of Shareholders.

                  (a) Restriction on Transfer of Subject Shares, Proxies and Noninterference. No Shareholder shall, prior to the Closing Date, directly or indirectly: (A) (i) except pursuant to the terms of this agreement, (ii) except for the conversion of Subject Shares at the Effective Time under the Incorporation Merger Agreement or the Advisor Transaction and (iii) except, with respect to SMT, for a transfer or sale of the SMT Shares in connection with a foreclosure or other realization upon security under the GECC Pledge Agreement, offer for sale, sell, transfer, pledge, tender, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, encumbrance, assignment, or other disposition of, any or all of such Shareholder's Subject Shares (any or all of such actions being a "Transfer");
(B) (i) except pursuant to the terms of this Agreement, (ii) except for the execution and delivery of the Proxy and (iii) except, with respect to SMT, for the right of the GECC Parties to exercise voting, consensual, foreclosure or other realization rights with respect to the SMT Shares pursuant to Article 5(b) of the GECC Pledge Agreement upon the occurrence of an "Event of Default" or "Additional Acceleration Event" under the GECC Credit Agreement, grant any proxies or powers of attorney, deposit any of such Shareholder's Subject Shares into a voting trust or enter into a voting agreement with respect to any of such Shareholder's Subject Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or, except with respect to SMT for the exercise by the GECC Parties of voting, consensual, foreclosure or other realization rights with respect to the SMT Shares pursuant to Article 5(b) of the GECC Pledge Agreement upon the occurrence of an "Event of Default" or "Additional Acceleration Event" under the GECC Credit Agreement, have the effect of impairing the ability of such Shareholder to perform such Shareholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplating hereby or revoke or invalidate the Proxy; provided, however, that notwithstanding anything in the foregoing to the contrary, a Shareholder may (1) Transfer some or all of its Subject Shares to a Person so long as the documentation relating to such Transfer provides that, and no such Transfer shall be effected unless, any party acquiring Subject Shares in connection with a Transfer will, immediately prior to any such Transfer, become a party to and agree to be bound by this Agreement as a holder of Subject Shares and issue to Company a proxy substantially in the form of the Proxy and (2) pledge its Subject Shares to a lender in order to effect a bona-fide loan or financing transaction with such lender (an "Exempt Transaction"), and such lender may foreclose upon or sell such pledged Subject Shares so long as (i) such Exempt Transaction is not intended to circumvent the transfer restrictions of this
Section 3.1(a) and (ii) the documentation relating to such Exempt Transaction provides that any party acquiring such pledged Subject Shares in connection with such Exempt Transaction will, upon acquiring such pledged Subject Shares, become a party to this Agreement as a holder of Subject Shares and issue to Company a proxy substantially in the form of the Proxy, except that any party acquiring any SMT Shares in connection with a foreclosure, sale or other realization upon security under the GECC Pledge Agreement shall not be required to become party to this Agreement or issue a proxy to Company. For the avoidance of doubt, the transactions entered into by SMT under the GECC Credit Agreement and the GECC Pledge Agreement are acknowledged hereby as transactions not intended to circumvent the restrictions of this Section 3.1(a).